UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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New Covenant Funds
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New Covenant Growth Fund

200 East Twelfth Street
Jeffersonville, IN 47130

INFORMATION STATEMENT

This Information Statement is being mailed on or about June 30, 2009 to shareholders of record as of June 1, 2009 (the “Record Date”).  The Information Statement is being provided to shareholders of the New Covenant Growth Fund (the “Fund”), a series of New Covenant Funds, 200 East Twelfth Street, Jeffersonville, IN 47130 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “SEC order”) that the Trust and the adviser to the Fund, One Compass Advisors, formerly known as the NCF Investment Department of New Covenant Trust Company, N.A., received from the Securities and Exchange Commission (the “SEC”).  Under the SEC order, the Adviser may, subject to the Trust’s Board of Trustees’ (the “Board”) approval, enter into or materially amend investment sub-advisory agreements without approval of the Fund’s shareholders, provided that an Information Statement is sent to shareholders of the Fund. The Board reviews the investment sub-advisory agreements annually.

This Information Statement is being sent to the shareholders of the Fund to provide them with information about a new investment sub-advisory agreement with TimesSquare Capital Management, LLC, a new sub-adviser for the Fund effective April 20, 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with preparing this Information Statement. One Information Statement will be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from the shareholders.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORT TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO NEW COVENANT FUNDS, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201-0701, OR CALLING 1-877-835-4531.

THE ADVISER AND ITS ADVISORY AGREEMENT

One Compass Advisors (formerly known as the NCF Investment Department of New Covenant Trust Company, N.A.) (the “Adviser”), located at 200 East Twelfth Street, Jeffersonville, IN 47130, serves as investment adviser to the following four funds (collectively referred to as the “Funds”), all of which are series of the Trust:

New Covenant Growth Fund
New Covenant Income Fund
New Covenant Balanced Growth Fund
New Covenant Balanced Income Fund

The Adviser entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated June 30, 1999, as amended May 14, 2001, to serve as the investment adviser to the Funds. The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholders on June 30, 1999.  The Advisory Agreement continued in effect for an initial period of two years, and subsequently from year to year only if such continuance is specifically approved at least annually by the Board or by vote of a majority of a Fund’s outstanding voting securities and, in either case, by a majority of trustees who are not parties to the Advisory Agreement or “interested persons” of any such party, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), at a meeting called for the purpose of voting on the Advisory Agreement. The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Adviser, and by the Adviser upon sixty (60) days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the 1940 Act.  The Advisory Agreement provides that the Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of the Advisory Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties thereunder.  As compensation for its services, the Adviser receives a management fee from the New Covenant Growth Fund and the New Covenant Income Fund based on the net assets of each Fund and, from this management fee, the Adviser pays sub-advisers a sub-advisory fee.  The New Covenant Balanced Growth Fund and the New Covenant Balanced Income Fund are each a fund-of-funds which pursues its objective by investing primarily in shares of the New Covenant Growth Fund and the New Covenant Income Fund, in varying amounts.  The Adviser currently utilizes eight (8) sub-advisers in managing the Funds. Under the Advisory Agreement, the Adviser monitors the performance of sub-advisers on an ongoing basis. Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the qualifications of the sub-adviser’s investment personnel,
•	the sub-adviser’s investment philosophy and process, and
•	the sub-adviser’s long-term performance results.

Each sub-adviser serves pursuant to a separate sub-advisory agreement (each a “Sub-advisory Agreement”) under which the sub-adviser manages the portion of the investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT

TimesSquare Capital Management, LLC (“TimesSquare”) began serving as a sub-adviser to the New Covenant Growth Fund on April 20, 2009.

At a special meeting of the Trust’s Board held on March 22, 2009, the Trustees, including the Independent Trustees, approved a new Sub-advisory Agreement with TimesSquare for the Fund.  Apart from the fees payable thereunder and the commencement date, the terms and conditions of the new Sub-advisory Agreement with TimesSquare are generally similar in all material respects to those of the Sub-advisory Agreements with the other four current sub-advisers to the Fund, which the Board reviewed and approved most recently at its meeting held on May 18, 2009.  The fees payable to TimesSquare under the Sub-advisory Agreement do not result in an increase in the Fund’s advisory fee levels previously approved by the Fund’s initial shareholders, as set forth herein.

With respect to the Board’s consideration and approval of the new Sub-advisory Agreement, the Board met on February 23, 2009 and March 22, 2009 to consider the approval of the selection of TimesSquare. At the February 23, 2009 meeting, upon the recommendation of the Adviser, the Board determined to begin an orderly transition of Fund assets currently being managed by Russell Implementation Services, Inc. (“Russell”) to Sound Shore Management, Inc. and Santa Barbara Asset Management, LLC, two of the other sub-advisers to the Fund.  In connection with its determination, the Board took into consideration that the approval of Russell’s sub-advisory agreement in July 2008 was intended for the management of Fund assets on an interim basis.  At the February 23, 2009 and March 22, 2009 meetings, the Board reviewed information and materials regarding TimesSquare the proposed new sub-adviser, including its prior investment performance, its proposed portfolio management process and its proposed level of fees.  The Board also considered the nature, quality and extent of the services to be provided by TimesSquare.  Following their consideration of each of these factors, on March 22, 2009, the Board determined to select TimesSquare to manage a portion of the Fund.

In connection with their review of the new Sub-advisory Agreement, the Trustees considered, in addition to the performance and other information discussed above, the compliance report submitted by the Trust’s former Chief Compliance Officer on the new sub-adviser and noted that the Trust’s new Chief Compliance Officer had agreed to conduct an on-site visit of TimesSquare.  In addition, the Trustees took into consideration the fees charged by TimesSquare to other clients as compared to the fees to be received from the Adviser with respect to the Fund.  The Board noted the fact that the fees payable to TimesSquare had been negotiated at arm’s length and were to be paid by the Adviser from the investment advisory fee that it receives from the Fund.  The Board also considered the brokerage practices of the new sub-adviser and found them to be in accordance with relevant industry practices and applicable regulatory requirements.

In reaching their conclusion with respect to the approval of the new Sub-advisory Agreement, the Trustees did not identify any one single factor as being controlling; rather, the Trustees took note of a combination of factors that influenced their decision-making process.  The Board did, however, identify the favorable prior performance results of TimesSquare and the recommendation of the Adviser’s independent consultant as being important elements of their consideration.

Based upon their review and consideration of these factors and other matters deemed relevant by the Board in reaching an informed business judgment, the Board of Trustees, including a majority of the Independent Trustees, concluded that the terms of the new Sub-advisory Agreement were fair and reasonable in light of the services to be provided and the Board therefore voted to approve the new Sub-advisory Agreement.  As a result of the Board’s determination, TimesSquare became a sub-adviser to the New Covenant Growth Fund effective April 20, 2009.

INFORMATION REGARDING THE INVESTMENT SUB-ADVISORY AGREEMENT WITH TIMESSQUARE

Apart from the fees payable thereunder and the commencement date, the terms and conditions of the new Sub-advisory Agreement with TimesSquare are generally similar in all material respects with those of the other four sub-advisers to the Fund.  Under the new Sub-advisory Agreement with TimesSquare, TimesSquare will, subject to the direction and control of the Adviser and the Board of Trustees and in accordance with the investment objective and policies of the New Covenant Growth Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Fund’s assets.  The new Sub-advisory Agreement provides that it will remain in effect through June 30, 2010 and thereafter so long as the Board of Trustees or a majority of the outstanding voting securities of the Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The new Sub-advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board, the Adviser, TimesSquare, or by a vote of a majority of the outstanding voting securities of the Fund, on sixty (60) days’ written notice to the non-terminating party or parties.  The new Sub-advisory Agreement terminates automatically in the event of an assignment.

Under the new Sub-advisory Agreement, as under the Sub-advisory Agreements with the other sub-advisers to the Fund, the sub-adviser’s fees are based on the assets that it is responsible for managing.  Under the new Sub-advisory Agreement, the sub-advisory fee is paid by the Adviser out of the management fee it receives from the Fund and is not an additional charge to the Fund.  The fees TimesSquare receives are included in the Adviser’s advisory fees set forth below.  For its services under the investment advisory agreement with the Trust, the Adviser receives an annual advisory fee from the Fund and under the Sub-Advisory Agreement, TimesSquare receives from the Adviser an annual sub-advisory fee, computed daily and payable monthly, in accordance with the following schedule:

New Covenant Growth Fund
Fees received by Adviser from Fund	0.99% of average net assets
Fees received by TimesSquare from Adviser	0.80% of the first $50 million 0.70% of the next $50 million 0.60% on the balance of average net assets managed

Effective July 1, 2009, the Adviser has contractually committed, through June 30, 2010, to waive the investment advisory fees payable to it by the New Covenant Growth Fund for shareholder services fees paid by the Fund (not to exceed 0.17% of average net assets) in order to limit the total operating expenses of the Fund.  Prior to July 1, 2009, the Adviser has contractually committed to waive the annual investment advisory fees payable to it by the Fund for shareholder services fees paid by the Fund (not to exceed 0.25% of average net assets) in order to limit the total operating expenses of the Fund.

INFORMATION REGARDING THE FUND

As a sub-adviser to the Fund, TimesSquare seeks to achieve the Fund’s investment objective of long-term capital appreciation, with dividend income, if any, being incidental, by investing, under normal conditions, at least 80% of the Fund’s assets allocated to it in a diversified portfolio of common stocks of companies that its portfolio managers believe have long-term growth potential.

The Fund makes investment decisions consistent with social-witness principles approved by the General Assembly of the Presbyterian Church (U.S.A.).  Therefore, the Fund may choose to sell or not to purchase or retain investments otherwise consistent with its investment objective.

The Fund invests in common stocks and other equity securities of companies of all sizes, domestic and foreign.  The Fund generally invests in larger companies, although it may purchase securities of companies of any size, including small companies.  Up to 40% of the Fund’s assets may be invested in securities of foreign issuers in any country, and in developed or emerging markets.  Foreign securities are selected on a stock-by-stock basis without regard to any defined allocation among countries or geographic regions.  The Fund may also use put and call options and futures contracts for hedging purposes.

On occasion, up to 20% of the Fund’s assets may be invested in bonds that are rated within the four highest credit rating categories assigned by independent rating agencies, or in unrated equivalents that may be considered by a sub-adviser to be investment grade, or in commercial paper within the two highest rating categories of independent rating agencies.

The remainder of the Fund’s assets may be held in cash or cash equivalents.

INFORMATION REGARDING TIMESSQUARE

TimesSquare is located at 1177 Avenue of the Americas, 39th Floor, New York, NY 10036.  TimesSquare is owned by its senior executives (40%) and Affiliated Managers Group, Inc. (60%), located at 600 Hale Street, Prides Crossing, MA 01965, which is a publicly traded asset management holding company.  TimesSquare is a multi-asset class investment manager providing services to public and corporate funds, endowments and foundations, retirement plans, and other institutional accounts.

TimesSquare’s executive officers, all of whom can be reached at the address noted above, include:

Grant R. Babyak, Managing Director and Chief Executive Officer
Mark J. Aaron, Chief Operating Officer/Chief Compliance Officer
Ian A. (Tony) Rosenthal, Managing Director and Senior Portfolio Manager
Stephen Green, Managing Director and Head of Sales and Marketing

TimesSquare’s portion of the New Covenant Growth Fund is managed by Grant Babyak and Tony Rosenthal.

Grant Babyak
Mr. Babyak is Chief Executive Officer, Managing Director and Senior Portfolio Manager in TimesSquare’s growth equity group and has been a portfolio manager of the Fund since April 2009.  Prior to joining the firm, Mr. Babyak managed small cap and mid cap portfolios at Fiduciary Trust Company International since 1996. He previously worked for six years at Avatar Associates as an institutional portfolio manager and for two years at U.S. Trust Company of New York as an analyst covering the consumer and basic industrial sectors. Mr. Babyak received a B.A. in Political Science from Yale University in 1988 and an M.B.A. in Finance from New York University-Stern Graduate School of Business in 1995.

Tony Rosenthal, CFA
Mr. Rosenthal is a Managing Director and Portfolio Manager in TimesSquare’s growth equity group and has been a portfolio manager of the Fund since April 2009.  Before joining the firm, Mr. Rosenthal held a similar position at Fiduciary Trust Company International since 1996. Prior experience includes three years at the Bank of New York as an equity portfolio manager and analyst, and time at U.S. Trust Company of New York, where he conducted economic research. Mr. Rosenthal received a B.A. in Economics from Wesleyan University in 1988 and an M.B.A. from Columbia Business School in 1993. He is a member of the CFA Institute and the New York Society of Security Analysts.

Other Investment Companies Advised or Sub-Advised by TimesSquare.  TimesSquare currently acts as sub-adviser to the following registered investment companies having similar investment objectives and policies to those of the New Covenant Growth Fund. The table below also states the approximate size of each fund as of May 31, 2009, the current sub-advisory fee rate for the fund as a percentage of average daily net assets and any applicable fee waivers or expense reimbursements.

Fund	Net Assets May 31, 2009 (Millions)	Adviser or Sub-Adviser	Fee Rate	Applicable Sub-Advisory Fee Waiver or Expense Reimbursement
Managers AMG TimesSquare Small Cap Growth Fund	$418.3	Sub-Adviser	1.00%	None
Managers AMG TimesSquare Mid Cap Growth Fund	$827.3	Sub-Adviser	1.00%	None
Vantagepoint Aggressive Opportunities Fund	$222.6	Sub-Adviser	First $300 million - 0.50% Next $200 million - 0.47% Above $500 million - 0.45%	None
Guidestone Small Cap Equity Fund	$73.1	Sub-Adviser	First $75 million - 0.75% Above $75 million - 0.70%	None

BROKERAGE COMMISSIONS

For the fiscal year ended June 30, 2008, the Fund did not pay brokerage commissions to any affiliated broker.

ADDITIONAL INFORMATION ABOUT THE FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

New Covenant Funds Distributor, Inc., located at 200 East Twelfth Street, Jeffersonville, IN 47130, serves as the principal underwriter and distributor of the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

JPMorgan Chase Bank, N.A., located at 270 Park Avenue, New York, NY 10017-2070, provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent semi-annual report is available on request, without charge, by writing to the New Covenant Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53202-0701 or calling 1-877-835-4531.

RECORD OF BENEFICIAL OWNERSHIP

As of the Record Date, the beneficial ownership of greater than 5% of the shares of the New Covenant Growth Fund was as follows:

Name	% of Ownership	Type of Ownership
New Covenant Trust Company Presbyterian Foundation 200 East 12th Street Jeffersonville, IN 47130-3854	61.55%	Beneficial
New Covenant Balanced Growth Fund 200 East 12th Street Jeffersonville, IN 47130-3854	22.56%	Record

As of the date of this Information Statement, the Board members and officers of the Trust as a group did not own more than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The New Covenant Funds are not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Fund in writing at New Covenant Funds, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701 or calling 1-877-835-4531.